COLFAX CORPORATION
2016 OMNIBUS INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT

Colfax Corporation, a Delaware corporation (the “Company”), hereby grants stock units relating to shares of its common stock, $.001 par value (the “Stock”), to the individual named below as the Grantee. The terms and conditions of the grant are set forth in this cover sheet to the Performance Stock Unit Agreement, in the attached Performance Stock Unit Agreement (together with the cover sheet, the “Agreement”) and in the Colfax Corporation 2016 Omnibus Incentive Plan (the “Plan”).

Grant Date:

Name of Grantee:

Grantee’s Social Security Number:
Number of Stock Units Covered by Grant:
Performance Condition on Stock Unit Eligibility:

Eligibility to vest in the Stock Units covered by this grant is determined based on the level of achievement of the Performance Criteria set forth in this Agreement.

Vesting Schedule for Eligible Stock Units after Application of the Performance Criteria:
Vesting Date     Vesting Percentage

By accepting this award in the manner established by the Company, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which will be provided on request. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan. Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

This is not a stock certificate or a negotiable instrument.

COLFAX CORPORATION
2016 OMNIBUS INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT

Stock Unit Transferability     This grant is an award of stock units in the number of units set forth on the cover sheet, subject to the performance criteria and the vesting conditions described below (“Stock Units”). Your Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment or similar process.

Performance Criteria     [_____________________________]

Vesting
If at the end of the Performance Period there remain Eligible Stock Units covered by this Agreement, your Eligible Stock Units shall vest according to the schedule set forth on the cover sheet (or as specified below); provided, that, you remain in Service on the relevant Vesting Dates. If your Service terminates for any reason other than death or Disability prior to the relevant Vesting Dates, you will forfeit any Stock Units in which you have not yet become vested. If your Service terminates for Cause, you shall forfeit all of your Stock Units, including your vested Stock Units.

Death or Disability If the Performance Criteria are achieved for the Performance Period, but your Service terminated because of your death or Disability before the end of the Performance Period, your Eligible Stock Units shall fully and immediately vest as of the date the Committee certifies achievement of the Performance Criteria (the “Certification Date”).

If the Performance Criteria are achieved for the Performance Period, and your Service terminates because of your death or Disability following the end of the Performance Period, your Eligible Stock Units shall fully and immediately vest as of the date of your termination from Service or, if later, as of the Certification Date.

Clawback You hereby acknowledge and agree that this Award is subject to the terms and conditions of the Colfax Corporation Clawback Policy as in effect from time to time (including potential recoupment thereunder), a current copy of which may be requested from the Company at any time, and the terms and conditions of which are hereby incorporated by reference into this Agreement.

Delivery of Stock Pursuant to Units Delivery of the shares of Stock represented by your vested Stock Units shall be made as soon as practicable upon vesting and in any event not later than two and one-half months after the end of the calendar year in which they vest.

Withholding Taxes     You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of vesting in Stock Units or your acquisition of Stock under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to this grant, the Company will have the right to: (i) require that you arrange such payments to the Company, (ii) withhold such amounts from other payments due to you from the Company or any Affiliate, or (iii) cause an immediate forfeiture of shares of Stock subject to the Stock Units granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

Retention Rights     This Agreement does not give you the right to be retained or employed by the
Company (or any Affiliates) in any capacity. The Company (and any Affiliates) reserves the right to terminate your Service at any time for any reason.

Shareholder Rights     You do not have any of the rights of a shareholder with respect to the Stock

Units unless and until the shares relating to the Stock Units has been delivered to you.

Forfeiture of Rights     If you should take actions in competition with the Company, the Company shall have the right to cause a forfeiture of your unvested Stock Units.

Unless otherwise specified in an employment or other agreement between the Company and you (including the Company’s Code of Ethics), you take actions in competition with the Company if you directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which competes with any business in which the Company or any of its Affiliates is engaged during your employment or other relationship with the Company or its Affiliates or at the time of your termination of Service.

Adjustments
In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Stock Units covered by this grant will be adjusted (and rounded down to the nearest whole number) in accordance with the terms of the Plan. Your Stock Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.

Applicable Law     This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Consent to Electronic Delivery     The Company may choose to deliver certain materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver all communications regarding the Plan and this award (including, but not limited to, the Plan prospectus and the Company’s annual report) to you in an electronic format or through an online or electronic system established by the Company or a third party designated by the Company. If at any time you would prefer to receive paper copies of these documents, as you are entitled to receive, the Company would be pleased to provide copies. Please contact Corporate Human Resources to request paper copies of these documents.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

Unless otherwise specified in an employment or other agreement between the Company and you, this Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Stock Units. Any prior agreements, commitments or negotiations concerning this grant are superseded.

By accepting this award in the manner established by the Company, you agree to all of the terms and conditions described above and in the Plan.